Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (File No. 333-268572) on Form S-8, the registration statement (File No. 333-289699) on Form S-3 and the registration statement (File No. 333-268003) on Form S-3 of our report dated February 20, 2026, with respect to the consolidated financial statements and schedule listed in the Index at Item 15(a)(2) of LiveWire Group, Inc.

/s/ KPMG LLP
Chicago, Illinois
February 20, 2026